                                                                     EXHIBIT 4.2

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                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of May 15, 2003

                                      among

                       Apache Finance Canada Corporation,
                                    as Issuer

                               Apache Corporation,
                                  as Guarantor


                                       and


                         Banc of America Securities LLC
                         Deutsche Bank Securities Inc.
                         BNP Paribas Securities Corp.
                         Citigroup Global Markets Inc.
                         J.P. Morgan Securities Inc.
                         RBC Dominion Securities Corporation
                         ABN AMRO Incorporated
                         Banc One Capital Markets, Inc.
                         The Royal Bank of Scotland plc
                         SG Cowen Securities Corporation
                         Scotia Capital (USA) Inc.
                         TD Securities (USA) Inc.
                         Wachovia Securities, Inc.,

                              as Initial Purchasers

================================================================================

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made and entered into this 15th day of May, 2003, by and among Apache Finance Canada Corporation, an unlimited liability company organized under the laws of Nova Scotia, Canada (the "Issuer") and Apache Corporation, a Delaware corporation (the "Guarantor"), and Banc of America Securities LLC, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., RBC Dominion Securities Corporation, ABN AMRO Incorporated, Banc One Capital Markets, Inc., The Royal Bank of Scotland plc, SG Cowen Securities Corporation, Scotia Capital (USA) Inc., TD Securities (USA) Inc. and Wachovia Securities, Inc. (collectively, the "Initial Purchasers").

         This Agreement is made pursuant to the Purchase Agreement, dated May 8, 2003 (the "Purchase Agreement"), among the Issuer, the Guarantor and the Initial Purchasers, which provides for the sale by the Issuer to the Initial Purchasers of an aggregate of $350,000,000 principal amount of the Issuer's 4.375% Notes due May 15, 2015 (the "Notes"). The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, interest and additional amounts, if any, by the Guarantor (the "Guarantee"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer and the Guarantor have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

         "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Issuer, provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

         "Exchange Guarantee" shall mean the Guarantor's unconditional guarantee of principal of, and premium, if any, interest and additional amounts, if any, on the Exchange Notes containing terms identical in all material respects to the Guarantee.

         "Exchange Notes" shall mean the 4.375% Notes due May 15, 2015, issued by the Issuer under the Indenture containing terms identical to the Notes in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Notes in exchange for Registrable Notes pursuant to the Exchange Offer.

         "Exchange Offer" shall mean the exchange offer by the Issuer of Exchange Notes for Registrable Notes and the exchange offer by the Guarantor of the Exchange Guarantee for the Registrable Guarantee pursuant to Section 2.1 hereof.

         "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

         "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

         "Exchange Period" shall have the meaning set forth in Section 2.1 hereof.

         "Guarantee" shall have the meaning set forth in the preamble to this Agreement.

         "Holder" shall mean each of the Initial Purchasers, for so long as it owns any Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture.

         "Indenture" shall mean the Indenture relating to the Notes, dated as of November 23, 1999, by and among the Issuer, the Guarantor and JPMorgan Chase Bank, as successor trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

         "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

         "Issuer" shall have the meaning set forth in the preamble and shall also include the Issuer's successors.

         "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuer or the Guarantor or any Affiliate (as defined in the Indenture) of the Issuer or any Guarantor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

         "Notes" shall have the meaning set forth in the preamble to this Agreement.

         "Participating Broker-Dealer" shall mean Banc of America Securities LLC, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., RBC Dominion Securities Corporation, ABN AMRO


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     Incorporated, Banc One Capital Markets, Inc., The Royal Bank of Scotland
     plc, SG Cowen Securities Corporation, Scotia Capital (USA) Inc., TD Securities (USA) Inc. and Wachovia Securities, Inc., and any other broker-dealer which makes a market in the Notes and exchanges Registrable Notes in the Exchange Offer for Exchange Notes.

         "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or incorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes and Registrable Guarantee covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuer and the Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Notes in accordance with the rules and regulations of the NASD, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Issuer and the Guarantor and of the independent public accountants of the Issuer and the Guarantor, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, and (ix) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Issuer or the Guarantor in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder, it being understood that in no event shall the Issuer or the Guarantor be liable for the fees and expenses of more than one counsel (in addition to any local counsel) in connection with registration pursuant to either
     Section 2.1 or 2.2.

         "Registrable Guarantee" shall mean the Guarantee in respect of Registrable Notes.

         "Registrable Notes" shall mean the Notes of any Holder; provided, however, that such Notes shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Notes shall have been declared effective under the 1933 Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) such Notes can be sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Notes shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Notes purchased from the Issuer and continued to be held by the Initial Purchasers).

         "Registration Statement" shall mean any registration statement of the Issuer and the Guarantor which covers any of the Exchange Notes and Exchange Guarantee or Registrable Notes and Registrable Guarantee pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

         "Shelf Registration" shall mean a registration effected pursuant to
     Section 2.2 hereof.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuer and the Guarantor pursuant to the provisions of
     Section 2.2 of this Agreement which covers all of the Registrable Notes and Registrable Guarantee on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

         2. Registration Under the 1933 Act.

         2.1. Exchange Offer. The Issuer and the Guarantor shall (A) prepare and, as soon as practicable but not later than 90 calendar days following the Closing Date, file with the SEC an Exchange Offer Registration Statement with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Notes of each series, a like principal amount of Exchange Notes of such series, (B) use their reasonable best efforts to

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cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act not later than 150 calendar days following the Closing Date, (C) use their reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use their reasonable best efforts to cause the Exchange Offer to be consummated within 270 calendar days following the Closing Date. The Exchange Notes will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Notes together with the Registrable Guarantee for Exchange Notes together with the Exchange Guarantee (assuming that such Holder (a) is not an affiliate of the Issuer or the Guarantor within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Notes acquired directly from the Issuer for its own account, (c) acquired the Exchange Notes in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States. The Exchange Notes will be issued under the Exchange Offer as evidence of the same continuing indebtedness under the Registrable Notes. Under no circumstances will the surrender of the Registrable Notes and the issue of the Exchange Notes constitute new indebtedness or obligate the Issuer to repay the principal amount of the Registrable Notes in connection with the Exchange Offer.

         In connection with the Exchange Offer, the Issuer and the Guarantor shall:

         (a) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement together with an appropriate letter of transmittal and related documents;

         (b) keep the Exchange Offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

         (c) utilize the services of the Depositary for the Exchange Offer;

         (d) permit Holders to withdraw tendered Registrable Notes at any time prior to 5:00 p.m. (Eastern Time) on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged;

         (e) notify each Holder that any Registrable Notes not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

         (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

         As soon as practicable after the close of the Exchange Offer, the Issuer and the Guarantor shall:

         (i) accept for exchange all Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

         (ii) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

         (iii) cause the Trustee promptly to authenticate and deliver the respective Exchange Notes to each Holder of Registrable Notes so accepted for exchange in a principal amount equal to the principal amount of the Registrable Notes of such Holder so accepted for exchange and the Guarantor will execute the Exchange Guarantee.

         The Issuer and the Guarantor shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Participating Broker-Dealers subject to the prospectus delivery requirements of the 1933 Act for such period of time as such Participating Broker-Dealers must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) such period shall be the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(k) below) and (ii) the Issuer and the Guarantor shall make such Prospectus, and any amendment or supplement thereto, available to any such Participating Broker-Dealer for use in connection with any resale of any Exchange Notes for a period of the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(k) below).

         Interest on the Exchange Notes will accrue from the most recent interest payment date to which interest has been paid on the respective Registrable Notes surrendered in exchange therefor or, if no interest has been paid on such Registrable Notes, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Notes in accordance with the Exchange Offer, (iii) that each Holder of Registrable Notes exchanged in the Exchange Offer shall have represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules,


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regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Issuer and the Guarantor, would reasonably be expected to impair the ability of the Issuer or the Guarantor to proceed with the Exchange Offer. The Issuer and the Guarantor shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

         2.2. Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Issuer or the Guarantor is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 150 calendar days following the Closing Date or (B) the Exchange Offer is not consummated within 270 calendar days after the Closing Date (provided that the Issuer is not then actively pursuing such effectiveness or consummation, as the case may be), (iii) upon the written request of the Initial Purchasers with respect to any Registrable Notes which it acquired directly from the Issuer or
(iv) upon the written request of any Holder that either (A) is not permitted pursuant to applicable law, SEC rules and regulations or applicable interpretations thereof by the staff of the SEC to participate in the Exchange Offer or (B) participates in the Exchange Offer and does not receive fully tradable Exchange Notes pursuant to the Exchange Offer, then in case of each of clauses (i) through (iv) the Issuer and the Guarantor shall, at their cost:

         (a) As promptly as practicable, file with the SEC, and thereafter shall use their reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 270 calendar days after the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Notes together with the Registrable Guarantee by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

         (b) Use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period ending on the earliest of
     (i) two years from the date the Registrable Notes were originally issued by the Issuer, (ii) the date on which the Registrable Notes become eligible for resale without volume limitations pursuant to Rule 144 under the 1933 Act, or (iii) for such shorter period that will terminate when all Registrable Notes of each series covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Notes.

         (c) Notwithstanding any other provisions hereof, use their best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective,


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
     contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

         The Issuer and the Guarantor further agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly as reasonably practicable after its being used or filed with the SEC.

         2.3. Expenses. The Issuer and the Guarantor shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

         2.4. Effectiveness. (a) The Issuer and the Guarantor will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Issuer or the Guarantor voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes that during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

         (b) An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

         2.5. Interest. The Notes will provide that if the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to the date that is 270 days after the Closing Date, the interest rate on the Notes will be increased by 0.25% per annum commencing the date that is 270 days after the Closing Date, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the SEC; provided, that in the case of a Shelf Registration Statement, if the Issuer and the Guarantor are unable to cause such Shelf Registration Statement to become effective because Holders of Registrable Notes have not provided information with respect to themselves as required by law to be included therein pursuant to the Issuer's or the Guarantor's request as provided herein, such 0.25% increase in the interest rate shall be payable only to Holders that have furnished such information required by law to be included therein to the Issuer or the

Guarantor pursuant to its request hereunder from but excluding the date such information is provided to the Issuer or the Guarantor to but excluding the date the Shelf Registration Statement is declared effective by the SEC.

         2.6. Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer and the Guarantor acknowledge that any failure by the Issuer or the Guarantor to comply with their respective obligations under Sections 2.1 and 2.2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's and the Guarantor's obligations under Sections 2.1 and 2.2 hereof.

3. Registration Procedures. In connection with the obligations of the Issuer and the Guarantor with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Issuer and the Guarantor shall:

         (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Issuer and the Guarantor, (ii) shall in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

         (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the provisions of the 1933 Act applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

         (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least 5 business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes and Registrable Guarantee will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Notes and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

         (d) use their best efforts to register or qualify the Registrable Notes under all applicable state Notes or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that neither the Issuer nor the Guarantor shall be required to (i) qualify as a foreign corporation or as a dealer in Securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or
     (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

         (e) notify promptly each Holder of Registrable Notes under a Shelf Registration or any Participating Broker-Dealer who has notified the Issuer and the Guarantor that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below, and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,
     (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for addition information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Issuer and the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and
     (vi) of the receipt by the Issuer or the Guarantor of any notification with respect to the suspension of the qualification of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

         (f) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall include all information that the Initial Purchasers may reasonably request, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers and their counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Issuer and the Guarantor the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any person subject to the prospectus delivery requirement of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                    "if the exchange offeree is a broker-dealer holding Registrable Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Notes received in respect of such Registrable Notes pursuant to the Exchange Offer;" and

     (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

     (B) in the case of any Exchange Offer Registration Statement, the Issuer and the Guarantor agree to deliver to the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (i) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Exhibit A, (ii) an officers' certificate substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form if permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts ("SAS 72"), or if such a comfort letter is not permitted by SAS 72, an agreed upon procedures letter in customary form at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Notes to the Initial Purchasers;

         (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Notes copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

         (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

         (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

         (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends; and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least 3 business days prior to the closing of any sale of Registrable Notes;

         (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified;

         (l) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, an amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Issuer and the Guarantor as shall be reasonably requested by the Holders of Registrable Notes, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

         (m) obtain a CUSIP number of all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the

     Trustee with printed certificates for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

         (n) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

         (o) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Notes and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

     (i) make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substances and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

     (ii) obtain opinions of counsel to the Issuer and the Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Notes of each series being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

     (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants who have certified the financial statements of the Guarantor and any other entity included or incorporated by reference in the Registration Statement addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Notes (to the extent consistent with SAS 72), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

     (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substances and scope customary for similar offerings;

     (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

     (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Notes of each series being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereof) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

         (p) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Notes and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Issuer and the Guarantor reasonably requested by any such persons and use its reasonable best efforts to cause the respective officers, directors, employees, and any other agents of the Issuer and the Guarantor to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Issuer and the Guarantor available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

         (q)

     (i) in the case of an Exchange Offer Registration Statement, within a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and make such changes in any such document prior to the filing thereof as the Initial Purchasers may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Notes shall reasonably object, and make the representatives of the Issuer and the Guarantor available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

     (ii) in the case of a Shelf Registration, within a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of

          Registrable Notes, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders or the Initial Purchasers on behalf of the Holders of Registrable Notes or any underwriter may reasonably object and make the representatives of the Issuer and the Guarantor available for discussion of such document as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders, or any underwriter.

         (r) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Notes to be listed on any securities exchange on which similar debt securities issued by the Issuer are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

         (s) in the case of a Shelf Registration, use their reasonable best efforts to cause the Registrable Notes to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

         (t) otherwise comply with all applicable rules and regulations of the SEC and make available to Holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

         (u) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

         (v) upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Issuer and the Guarantor addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer, and which includes an opinion that (i) the Issuer has duly authorized, executed and delivered the Exchange Notes and the Indenture,
     (ii) the Guarantor has duly authorized, executed and delivered the Exchange Guarantee and the related indenture and (iii) each of the Exchange Notes, the Exchange Guarantee and Indenture constitute a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms (with customary exceptions).

         In the case of a Shelf Registration Statement, the Issuer and the Guarantor may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Notes to furnish to the Issuer and the Guarantor such information regarding the

Holder and the proposed distribution by such Holder of such Registrable Notes as the Issuer and the Guarantor may from time to time reasonably request in writing for use in connection with any Shelf Registration Statement or Prospectus included therein, including, without limitation, information specified in item 507 of Regulation S-K under the 1933 Act. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer and the Guarantor all information required to be disclosed with respect to such Holder in order to make any information with respect to such Holder previously furnished to the Issuer and the Guarantor by such Holder not materially misleading.

         In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuer or the Guarantor of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(k) hereof, and, if so directed by the Issuer or the Guarantor, such Holder will deliver to the Issuer and the Guarantor (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice.

         If any of the Registrable Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Notes included in such offering and shall be acceptable to the Issuer and the Guarantor. No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreement.

         4. Indemnification; Contribution. (a) The Issuer and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Notes and Exchange Guarantee or Registrable Notes and Registrable Guarantee were registered under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Issuer and the Guarantor; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party as provided herein), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter with respect to such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or made in reliance upon the Statements of Eligibility and Qualification of Trustees (Form T-1) under the 1939 Act filed as exhibits to the Registration Statement.

         (b) Each Holder, each Initial Purchaser, each Participating Broker-Dealer and each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Issuer, the Guarantor, each other Initial Purchaser, each other Participating Broker-Dealer, each other Underwriter and each other selling Holder, and each of their respective directors and officers, and each Person, if any, who controls the Issuer, the Guarantor, any Initial Purchaser, any Underwriter, any Participating Broker-Dealer or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer by such Holder, Initial Purchaser, Underwriter or Participating Broker-Dealer, respectively, expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no indemnifying party shall be liable for any claims hereunder in excess of the amount of net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to such Shelf Registration Statement;

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action of separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
     (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Initial Purchasers, Holders, Participating Broker-Dealers and Underwriters on the other hand or
     (ii) if the allocation provided by clause

     (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Issuer and the Guarantor on the one hand and of the Initial Purchasers, Holder, Participating Broker-Dealers and Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Issuer and the Guarantor from the offering of the Notes, Exchange Notes, Exchange Guarantee, Registrable Notes and Registrable Guarantee (taken together) included in such offering shall in each case be deemed to include the proceeds received by the Issuer in connection with the offering of the Notes pursuant to the Purchase Agreement. The parties hereto agree that any underwriting fee or commission or reimbursement of fees paid to the Initial Purchasers pursuant to the Purchase Agreement shall not be deemed to be a benefit received by the Initial Purchasers in connection with the offering of the Exchange Notes and Exchange Guarantee or Registrable Notes and Registrable Guarantees included in such offering.

         The relative fault of the Issuer and the Guarantor on the one hand and the Initial Purchasers, Holders, Participating Broker-Dealers and Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor or by the Initial Purchases, Holders, Participating Broker-Dealers and Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Issuer, the Guarantor, the Initial Purchasers, the Holders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 4, no Initial Purchaser or Holder, Participating Broker-Dealer or Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by it were offered exceeds the amount of any damages which such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 4, each person, if any, who controls an Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, and each director of the Issuer and the Guarantor, each officer of the Issuer or Guarantor who signs the Shelf Registration Statement or Exchange Offer Registration Statement, and each person, if any, who controls the Issuer or any Guarantor within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer and such Guarantor, respectively. The respective obligations of the Initial Purchasers, Holders, Participating Broker-Dealers and Underwriters to contribute pursuant to this Section 4 are several in proportion to the principal amount of Notes purchased by them and not joint.

5. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

         (a) The Issuer irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, may be brought in the courts of the State of New York, or the courts of the United States of America located in The City of New York and, until all amounts due and to become due in respect of the Notes, the Guarantee, the Exchange Notes, the Exchange Guarantee, the Registrable Notes and the Registrable Guarantee have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

         (b) The Issuer hereby irrevocably designates, appoints, and empowers CT Corporation, with offices currently at 111 8th Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Issuer in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Issuer agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 5 reasonably satisfactory to each of the Initial Purchasers. The Issuer further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Issuer by serving a copy thereof upon the relevant agent for service of process referred to in this Section 5 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Issuer at its address specified in or designated pursuant to this Agreement, with a copy (similarly mailed) to CT Corporation, 111 8th Avenue, New York, New York 10011. The Issuer agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Holders, the Initial Purchasers or any other persons to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Issuer or bring actions, suits or proceedings against the Issuer in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Issuer hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) The provisions of this Section 5 shall survive any termination of this Agreement, in whole or in part.

6. Waiver of Immunities. To the extent that the Issuer or the Guarantor or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Issuer and the Guarantor hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

         7. Miscellaneous.

         7.1. Rule 144 and Rule 144A. For so long as the Guarantor is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Guarantor covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Guarantor ceases to be so required to file such reports, the Guarantor covenants that it will upon the request of any Holder of Registrable Notes (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Notes, the Guarantor will deliver to such Holder a written statement as to whether it has complied with such requirements. The Issuer agrees to comply with the information obligations to the extent that it is required by applicable law or regulations .

         7.2. No Inconsistent Agreements. The Issuer and the Guarantor have not entered into and neither the Issuer nor the Guarantor will after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the Holders of the Issuer's and the Guarantor's other issued and outstanding Notes under any such agreements.

         7.3. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of consents to departures from the provisions hereof may not be given unless the Issuer and the Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes of each series affected by such amendment, modification, supplement, waiver or departure.

         7.4. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Issuer and the Guarantor by means of a notice given in accordance with the provisions of this Section 7.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Issuer or the Guarantor initially at the Issuer's and Guarantor's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 7.4.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the person given the same to the Trustee under the Indenture, at the address specified in such Indenture.

         7.5. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking any holding such Registrable Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

         7.6. Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Notes) shall be a third party beneficiary to the agreements made hereunder between the Issuer and the Guarantor, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Each Holder of Registrable Notes shall be a third party beneficiary to the agreements made hereunder between the Issuer and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

         7.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         7.10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        APACHE FINANCE CANADA CORPORATION

                                        as Issuer

                                        By:    /s/ Matthew W. Dundrea
                                            -----------------------------------
                                            Name:  Matthew W. Dundrea
                                            Title: Vice President and Treasurer

                                        APACHE CORPORATION
                                        as Guarantor

                                        By:    /s/ Matthew W. Dundrea
                                            -----------------------------------
                                            Name:  Matthew W. Dundrea
                                            Title: Vice President and Treasurer

Confirmed and accepted as
of the date first above written:

     BANC OF AMERICA SECURITIES LLC
     DEUTSCHE BANK SECURITIES INC. BNP
     PARIBAS SECURITIES CORP. CITIGROUP
     GLOBAL MARKETS INC. J.P. MORGAN
     SECURITIES INC. RBC DOMINION
     SECURITIES CORPORATION ABN AMRO
     INCORPORATED BANC ONE CAPITAL
     MARKETS, INC. THE ROYAL BANK OF
     SCOTLAND PLC SG COWEN SECURITIES
     CORPORATION SCOTIA CAPITAL (USA)
     INC. TD SECURITIES (USA) INC.
     WACHOVIA SECURITIES, INC.


By:  Deutsche Bank Securities Inc.


By: /s/ Ben-Zion Smilchensky
    ------------------------------------
    Authorized Signatory


By: /s/ Peter Klosowicz
    ------------------------------------
    Authorized Signatory

Acting severally on behalf of themselves and as representatives of the Initial Purchasers named above.

                                                                       Exhibit A


                           Form of Opinion of Counsel

         We are of the opinion that the Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

         In addition, we have participated in conferences with officers and other representatives of the Issuer and the Guarantor, representatives of the independent public accountants of the Issuer and the Guarantor and representatives of the Initial Purchasers, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements and schedules and engineering reports and other financial or engineering data included in the Registration Statement and the Prospectus.